Agreement No.: GEE25-010 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. [***] CHANGE AGREEMENT for [***] Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. and Polestar Performance AB Changes to content of the [***] Vehicle performed after Job1 as executed under the terms of the [***] Change Framework Agreement

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Agreement no.: GEE25-010

Background 3

1. Contractual Setup 4

2. General 5

3. Definitions 5

4. General Description 6

5. Assumptions/Pre-Requisites 6

6. Description of the Activities 6

7. Subcontractors 9

8. Timing and Deliverables 10

9. Service Charges 11

10. FCR Changes 14

11. Traceability 14

12. Further Appendices to this Change Agreement 14

13. Order of Priority 15

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Agreement no.: GEE25-010 3 This [***] CHANGE AGREEMENT for [***] (this “Change Agreement”) shall be retroactively effective when duly signed by both Parties ,between: (1) Zhejiang Geely Automobile Engineering Technology Development Co., Ltd., Reg. No. 91330201MACRMC3J0P, a limited liability company incorporated under the laws of China (“Geely” "); and (2) Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Polestar” "). Each of Geely and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. Polestar, as licensee, has obtained licenses to the Licensed IP included in the [***] separate license agreements with Zhejiang Liankong Technologies Co., Ltd. and Zhejiang Zeekr Intelligent Technology Co., Ltd (“License Agreements”). Further, Geely and Polestar have entered into a service agreement dated December 28, 2021 (Agreement No. GEE 21-002) and amendment by Amendment agreement No. 1 (GEE24-034) dated August 14th, 2024, regarding the provision of development services for the Polestar vehicle project [***] (“Service Agreement of [***] Vehicle Base Project”). B. Geely Auto Group Co., Ltd. (which is Geely’s Affiliate), Polestar and Renault Korea Motors Co., Ltd. (“RKM”, whose corporate name has been changed to “Renault Korea Co., Ltd.” as the date of this Change Agreement, now referred as “RK”.) have entered into a framework agreement dated 9 November 2023 (the “Framework Agreement”) which shall be amended and restated for the purpose of the [***] Project as agreed upon by the Parties and RK, under which such parties have reached an agreement regarding the key principles on the cooperation in the localization of [***] Vehicle (as defined in the Framework Agreement) in Republic of Korea. C. The Parties agreed to cooperate in the localization of [***] Vehicle in Korea Busan Plant, and have entered into a Service Agreement for [***]Project Development dated July 23, 2024 (Agreement No. GEE24-037), in which Polestar has assigned Geely to develop the [***] Vehicle from PS gate to FSR milestone. D. Polestar further decided to modify the [***] and [***]Vehicle [***] with complete vehicle manufacturing in Busan Plant, of which the project code is defined as [***]. The Parties have entered into a Service Agreement for [***] Concept Development dated 11 February, 2025 (Agreement No. GEE25-001), for Geely to

Agreement no.: GEE25-010 4 provide research and development services for the concept phase of the [***] Project up to the PS milestone. E. The Parties have agreed that Geely shall, after the CN Job1 for the Vehicle (starting from FSR milestone), perform Changes for the [***] Vehicle which will be introduced in manufacturing in both PMA as well as Busan plant. For the performance of any Changes, the Parties shall enter into separate Change Agreements for Changes. The Parties have decided to enter into a [***] Change Framework Agreement to set out the general terms and conditions that shall apply to Changes executed under each Change Agreement, dated June 17, 2025. Consequently, the Parties acknowledge and agree that the [***] agreements referred to in Background A – E above, constitute a fundamental basis for this Agreement, and this Agreement is intended to, among others, eliminate any gaps between the Licensed IP, the result and deliverables under the Service Agreement for [***] Project Development and a fully functional and legal on all agreed markets, [***] Vehicle by executing the Service in the pursuit of a successful development of the [***] Vehicle. F. Furthermore, additional agreements for change management will be entered into to cover the full scope of the outsourcing of the engineering design and adaptation work related to [***] Project after FSR. G. In light of the foregoing, the Parties have agreed to execute this [***] Change Agreement for [***]. 1. CONTRACTUAL SETUP 1.1 This Change Agreement sets out the specific terms that shall apply to the Changes. The general terms and conditions set out under the [***] Change Framework Agreement (Agreement number GEE24-043) (the "[***] Change Framework Agreement") shall govern and apply to this Change Agreement unless otherwise specified herein, which together with the other appendices to this Change Agreement form an integral part of this Change Agreement. 2. GENERAL 2.1 This specification sets out the scope and the specification of the activities that shall be performed under the Change Agreement, the division of responsibilities between Geely and Polestar and the applicable time plan for the performance of the activities.

Agreement no.: GEE25-010 5 3. DEFINITIONS 3.1 Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the [***] Change Framework Agreement. In addition, the capitalised terms set out below in this Section 3 shall for the purposes of this Change Agreement have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 3.2 “[***]Vehicle Base Project” means the Polestar branded vehicle program currently referred to as P417. 3.3 “[***]KR” means the Polestar branded car based on the [***] Vehicle Base Project with complete vehicle Manufacturing in the Busan Plant with localized parts supplied by Renault Korea Co., Ltd. (“RK”) and with KD parts [***]supplied by Geely and imported by RK. 3.4 “[***] Project” means the Polestar branded car based on the [***] [***] Model year program, detail development scope in accordance with Appendix 1.05 Development scope in this Change Agreement, [***] with complete vehicle Manufacturing in the Busan Plant with localized parts supplied by RK, and with KD parts supplied by Geely and/or its Affiliates and imported by RK, with Planned Job 1 [***]. 3.5 “[***] PPGM” means the first level of governance forum for handling the co- operation among Polestar, Geely and RK regarding [***] Project in various matters as set out in the [***]KR Framework Agreement signed among Polestar, Geely and RK and planned to be amended and restated in July 2025, which is the so called [***] Polestar Program Governance Meeting. 3.6 “Geely Polestar Collaboration Steering Committee” means the highest level governance forum established by Polestar, Geely and RK for handling the cooperation between such parties regarding Polestar Vehicle in various matters as set out in the amended and restated [***] Framework Agreement. 3.7 “Service Defect” means that Results does not meet the Final Service Specification after J1 for the Polestar Vehicle. For the avoidance of doubt, any defect caused by manufacturing, customer misuse, supplier quality or an event outside the Service Provider’s responsibility under this Agreement shall not be defined as Service Defect. 3.8 "Final Service Specification” means that the final status of Service Specification as of FSR for Polestar Vehicle. For the avoidance of doubt, the initial Service Specification is set out in Appendix 2-10 and Section 4-6 in this Change Agreement,

Agreement no.: GEE25-010 6 as of the Effective Date and may be updated through the FCR process from time to time before J1. 4. GENERAL DESCRIPTION 4.1 The Parties have agreed to enter into this Change Agreement for the purpose of development of the complete [***] Vehicle ready for production (including sourcing of KD Parts). Polestar agrees to outsource the engineering design, adaption work and other activities agreed between Parties as set forth in this Change Agreement related to [***] Project to Geely and Geely agrees to provide such service to support the development of [***] Project from contract signing date to FSR Milestone which is based on [***]. The main change is [***] further detailed in Appendix 1.05 Development Scope. 4.2 The RASIC for this Change Agreement is included in Appendix 1.04~1.04.2. 5. ASSUMPTIONS/PRE-REQUISITES 5.1 The Parties acknowledge that any changes to project milestone and development content should be allowed through formal change process upon agreed by mutual Parties. Geely acknowledges that Polestar’s general requirements for the [***] Projects are set forth in Appendix 1.13 PPWW V0.4. The technical content for [***] will follow [***] Vehicle including Model year programs and Running Changes that are relevant for the [***] Vehicle and the Markets agreed for the [***] Vehicle. Notwithstanding the foregoing, for any technical content not expressly specified in Appendices to this Change Agreement, both Parties shall discuss in good faith and mutually agree in writing before implementation. 6. DESCRIPTION OF THE ACTIVITIES 6.1 The Parties have agreed that Geely is responsible [***] Project according to the further specified in Appendix 1.01-1.13 (a list of Appendixes is included in Section 7). Detailed division of work between Geely, RK and Polestar is specified in RASIC in Appendix 1.04~1.04.2. Unless stated otherwise in this Change Agreement, the activities related to [***] Vehicle (a “Change”) as included in the [***] Change Framework Agreement shall be delivered by Geely. 6.2 Time plan: The Vehicle Program Plan (“VPP”) with the agreed time plan for the [***] Project is enclosed in Appendix 1.01 VPP, which is managed by Geely. 6.3 Development contents: the Product Project World-Wide (“PPWW”) is issued by Polestar as Appendix 1.13 PPWW V0.4. The PPWW may be updated during the [***] Project term provided that any changes are agreed by Parties according to the agreed FCR process.

Agreement no.: GEE25-010 7 6.4 Volume Forecast: The [***] Project will use the forecasted sales volumes specified in the Amendment 1 to [***] Framework Agreement. The forecasted [***] sales volumes are set out in the table below. The table is provided for illustrative purposes only as of the date of this Agreement, and may be further updated from time to time based on the decision made by [***] PPGM [***] 6.5 Target Market: The target market is included in Appendix 1.06 Market List 20251202. In the event of any modifications to the target market initiated by Polestar, Geely reserves the right to propose budgetary adjustments for out-of-scope work following evaluation which shall be approved by Polestar before incurring any cost on Polestar, following the Change Management Process as indicated in the FCR Process. 6.6 Development scope: The service scope shall adhere to the development scope defined in Appendix 1.05 Development Scope with development content defined in Appendix 1.13 PPWW V0.4. Detailed service requirement and development scope related to [***] function is defined in Appendix 1.07 [***] functions 20251107. PMXU list is included in Appendix 1.09 Part Planning. 6.7 Homologation: The target markets of [***] Project [***] Service Provider shall inform Purchaser prior to transporting any pre-series, prototype vehicles requested by Service Provider, to any other country than China, for homologation or testing purposes. 6.8 Deliverable list: The milestone deliverables under this Agreement are specified in Appendix 1.10 Deliverable list. 6.9 Target: The attribute target of [***] will be set forth in Appendix 1.11 Attribute target 20251202. The target will be reviewed with Polestar on each milestone, the division should be balanced after review meeting between both sides. 6.10 Change Management Process: The change management process during the Service period shall be handled in accordance with theFCR Process. The Parties shall act in good faith in all matters and shall at all time co-operate in respect of changes to this [***] Project as well as issues and/or disputes arising under this [***] Project, as specified in governance structure in the [***] Change Framework Agreement. The Project organization chart is included in Appendix 1.03 High Level Organization; 6.11 Digital: The Parties will exchange necessary information between the Parties required to deliver Service specified in this Agreement. After the release of the new version of data, it means that the old version of data will become invalid immediately.

Agreement no.: GEE25-010 8 6.12 Localization: Polestar should define and approve target as necessary level of localization for substantial transformation. Geely is responsible for defining material cost target as well as approval of the sourcing activities conducted by RK for Localized Parts. RK is responsible for executing localization activities based on agreed target. The impact of localization rate on the substantial transformation should be evaluated by RK and approved by Polestar. For the sake of clarity, any change to the list of Localized Parts should follow the Change management process. Both Parties shall procure including substantially the same requirements on RK as specified in this Agreement in its agreement with RK, respectively. 6.13 The Parties acknowledge that any Results developed under this Change Agreement are classified as P, M, X, U in Appendix 1.09 Part Planning, where Parties’ rights in such Results (such like the ownership of such Results or a Party’s right to use of such Results) are set forth in accordance with the [***] Change Framework Agreement. 6.14 Section 6 Description of Services puts forward specific and the Appendices are intended to describe the scope for this Agreement, the Service, all such ancillary or incidental services not described but that are inherent subtasks of the Services or, based on common industry practice, usually held to be required for the proper performance and provision of services such as the Services, shall be deemed to be included in the scope of this Agreement, without any extra charge in addition to the Service Charge. When any such ancillary or incidental services are identified by Polestar, Polestar shall notify the Geely without undue delay and the Parties shall align and update this Agreement accordingly, but in case Geely holds difference opinion on whether or not such service shall be considered as ancillary or incidental, the Parties shall escalate such issue in accordance with the escalation principles set forth in Section 22 Dispute Resolution in the [***] Change Framework Agreement for a final decision. 6.15 Nevertheless, Purchaser shall be Service Provider’s sole point of contact and shall be responsible for payment of the Service Charges as set forth in this [***] Change Agreement, irrespectively of whether it is Purchaser or any of Purchaser’s Affiliates that in reality received and used the Services. 6.16 Sustainability: The Parties acknowledge and agree that the Appendix 3.1 of [***] Change Framework Agreement is incorporated into this Agreement and shall apply to this engagement. Notwithstanding anything to the contrary in this Agreement, the Parities hereby mutually agree that the following provision of the Appendix 3.1 shall not apply to this engagement and are hereby expressly amended: 6.16.1 Geely shall report recycled content for all parts and materials to Polestar, and if Changes are made to the recycled content this shall be reported to Polestar. Recycled content is defined according to ISO 14021 which stipulates that recycled content is both post-consumer material (PCR) and post-industrial material (PIR). PCR recycled

Agreement no.: GEE25-010 9 content is to be favored over PIR recycled content. Geely shall strive for increased amounts of recycled content, preferably PCR recycled content, at every model year upgrade and at running Changes. As a minimum, the following values for recycled content shall be met and upheld on complete vehicle level: [***] 6.16.2 Section 7. Manufacturing in Appendix 3.1 Sustainability Requirements to the [***] Change Framework Agreement, or later version of this Appendix 3.1 as agreed between the Parties, shall not apply for [***]. Rather, the sustainability requirements for manufacturing and logistics from Busan port to Busan plant are regulated in the Manufacturing and Vehicle Supply Agreement between RK and Polestar. Geely remains responsible for logistics of KD parts to Busan port and shall report on emissions in line with requirement 7.5.2. Geely and Polestar shall negotiate in good faith to agree upon the logistic carbon emission metrics for KD parts in a separate written document. 6.16.3 [***]. 6.16.4 All other terms, condition, obligation, and rights set forth in Appendix 3.1 shall remain unchanged and in full force and effect. 7. SUBCONTRACTORS 7.1 The Parties acknowledge and agree that Geely will engage RK as a subcontractor for the performance of certain Services. The agreement to be entered into between RK and Geely for subcontracting certain Services will hereinafter be referred to as the “Sub-Service Agreement”. 7.2 [***]. 7.3 Subject to Section [7.4], Service Provider shall however remain responsible for the performance, and any omission to perform or comply with the provisions of this Service Agreement, by any Affiliate to Service Provider and/or any subcontractor to the same extent as if such performance or omittance was made by Service Provider itself. Service Provider shall also remain Purchaser’s sole point of contact unless otherwise agreed. 7.4 [***]. 7.5 [***] 8. TIMING AND DELIVERABLES 8.1 The activities shall commence from approved PS Milestone and end no later than FSR Milestone. The specific service schedule and implementation plan will adhere to the aligned VPP, as detailed in Appendix 1.01.

Agreement no.: GEE25-010 10 8.2 The following milestones and/or deadlines shall apply: Milestone/Date/Timing Deliverable/Description GEELY PS [***] As stated in Appendix 1.10 Deliverable list. GEELY PA [***] GEELY LR [***] GEELY LS [***] GEELY J1 [***] GEELY OktB [***] GEELY FSR to be further agreed by Parties 9. SERVICE CHARGES 9.1 In consideration of Geely’s timely performance of the Services under this Change Agreement, Polestar shall pay to Geely the service charges as further described below (the “Service Charges”). 9.2 The Service Charges [***] for the Services to be performed by Geely as described in Appendix 1.00-1.13. 9.3 The total Service Charges [***]. 9.4 The Parties agree that Geely is entitled to purchase specific prototype for the [***] Project from RK for the purpose of fulfilling the Services hereunder on a must-to- have basis, and in line with this, Polestar shall cover the cost of such purchases. estimated to [***]set forth in Section 8.3 as per the [W392025] quotation provided by RK in the Service Charges. The Parties acknowledge that transportation cost for the prototypes from Busan port is not included in the quote and the Parties have agreed to handle such additional cost through the FCR process. The cost to be ultimately approved and paid by Polestar. 9.5 The Service Charges for Services to be performed by Geely shall be paid in the currency of CNY. The Service Charges for development services and prototypes to be performed and provided by RK shall refer to the invoice amount in Korean Won (KRW), be demonstrated in USD and be paid in the currency of USD based on the spot rate (sell) of the invoicing date. Payment to be made by telegraphic transfer. 9.6 If Geely, pursuant to the Payment Terms as stated in [***] Change Framework Agreement appoints its Affiliates and/or subcontractors (including RK) to perform the Services under this Change Agreement, the costs relating to such work should be

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Agreement no.: GEE25-010

considered to be included in the Service Charges and Geely shall include the cost in the invoices to Polestar.

9.7 The Service Charges shall be invoiced to Polestar upon Polestar's approval of the Deliverables (the below dates not being considered payment dates but the dates when the Deliverables shall be ready for approval) described as follows. The payment amount in the sixth column is only the estimated amount and needs further adjustment in accordance with Section 6.8 below. The Parties have agreed that separate invoices will be issued by the Supplier for the [***] related Service Charge.

Service Charges [***]:

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

9.8 The Parties acknowledge that the payment amount for each instalment for prototypes shown in the payment schedule table in Section 9.7 above is calculated based on the estimated amount for prototypes as the date of this Agreement, and the Parties further agree that the payment amount for each instalment shall consider the difference between the actual amount of fee for prototypes accrued and the estimated amount. Thus, the payment amount for all instalments shall be adjusted

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Agreement no.: GEE25-010 12 accordingly and the invoices for each such instalment shall be issued only after the Parties have reached an alignment on the adjusted payment amount for each such instalment. 9.10 [***] 9.11 [***] 10. SERVICE DEFECTS Without prejudice to Article 10.3 (effect of Polestar’s actions) in the [***] Change Framework Agreement, in the event the Services or any part thereof, after having met J1, have a Service Defect, Service Provider shall, if such Service Defect is discovered and/or notified to Service Provider [***], more than insignificantly deviate from the requirements set forth in this Change Agreement, or if Service Provider otherwise does not meet or ceases to meet the requirements set forth in this Change Agreement (except for minor Service Defect, which do not affect the provision of the Services), Service Provider shall remedy such Service Defects as soon as possible. [***] 11 FCR CHANGES The Parties acknowledge and agree that for any changes of the technical specifications and scope of the Service under the Agreement requested by Polestar under the FCR Process (“FCR Changes”), Polestar shall pay an additional fee in consideration of such FCR Changes as agreed by Geely and Polestar under the Agreement. Geely will estimate the budget for each FCR Change in front of the PPGM meeting that will decide whether to move forward with the FCR Change or not. Geely will after FCR Change has been executed, summarize the actual cost incurred for such FCR Change including arm’s length markup and provide a quoted fee for such FCR Change to Polestar. The quoted fee and the incurred cost items will be presented by Geely and reviewed and agreed by the Parties. The agreed fee related to such FCR Changes, shall then be invoiced by Geely on a quarterly basis, at the end of each calendar quarter, unless otherwise agreed between the Parties, and the invoice shall be payable within [***] days after the date of invoice. 12 TRACEABILITY ACTIVITY [***]

Agreement no.: GEE25-010 13 13 FURTHER APPENDICES TO THIS CHANGE AGREEMENT The Parties have further aligned on the follow appendices in relation to this Change Agreement, which shall be executed together with this Change Agreement: • Appendix 1.00 Quotation Assumption • Appendix 1.01 VPP • Appendix 1.02 function list V1.8 • Appendix 1.03 High Level Organization • Appendix 1.04 High Level RASIC • Appendix 1.04.1 Procurement RASIC • Appendix 1.04.2 R&D RASIC • Appendix 1.05 Development Scope • Appendix 1.06 Market List 20251202 • Appendix 1.07 [***] functions 20251107 • Appendix 1.08 Quality targets 20251114 • Appendix 1.09 Part Planning • Appendix 1.10 Deliverable List • Appendix 1.11 Attribute target 20251202 • Appendix 1.12 Localized part list • Appendix 1.13 PPWW V0.4 14 ORDER OF PRIORITY 14.1 In the event there are any contradictions or inconsistencies between this Change Agreement and any of the Sub-Appendices as described under Section 11 above, the Parties agree that the following order of priority shall apply: (1) Change Agreement (this main document) (2) Appendix 1.13 PPWW V0.4 (3) Appendix 1.06 Market List 20251202 (4) Appendix 1.08 Quality targets 20251114 (5) Appendix 1.01 VPP (6) Appendix 1.09 Part Planning (7) Appendix 1.02 function list V1.8 (8) Appendix 1.12 Localized part list (9) Appendix 1.11 Attribute target 20251202 (10) Appendix 1.05 Development Scope (11) Appendix 1.04 High Level RASIC (12) Appendix 1.04.1 Procurement RASIC (13) Appendix 1.04.2 R&D RASIC (14) Appendix 1.07 [***] functions 20251107

Agreement no.: GEE25-010 14 (15) Appendix 1.10 Deliverable List (16) Appendix 1.03 High Level Organization (17) Appendix 1.00 Quotation Assumption [Signature page follows]

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Agreement no.: GEE25-010

This Change Agreement has been signed in four (3) originals, of which Geely have received two (2) and Polestar one (1).

ZHEJIANG GEELY AUTOMOBILE ENGINEERING TECHNOLOGY DEVELOPMENT CO., LTD.

Date: 2025-12-26

/Zhao Mingxiang

____

Signature

Zhao Mingxiang

____

Clarification of signature and title

POLESTAR PERFORMANCE AB

Date: Dec 10, 2025

/Jonas Engström________________

Signature

Jonas Engström

COO___________________________

Clarification of signature and title

Date: Dec 10, 2025

/Anna Rudensjö________________________

Signature

Anna Rudensjö

General Counsel_________________

Clarification of signature and title

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Internal Information - Polestar Appendix 1.00 Quotation Assumption [***] Appendix 1.01 VPP [***] Appendix 1.02 function list V1.8 [***] Appendix 1.03 High Level Organization [***] Appendix 1.04 High Level RASIC [***] Appendix 1.04.1 Procurement RASIC [***] Appendix 1.04.2 R&D RASIC [***] Appendix 1.05 Development Scope [***] Appendix 1.06 Market List 20251202 [***] Appendix 1.07 [***] functions 20251107 [***] Appendix 1.08 Quality targets 20251114 [***] Appendix 1.09 Part Planning [***] Appendix 1.10 Deliverable List [***] Appendix 1.11 Attribute target 20251202 [***] Appendix 1.12 Localized part list [***] Appendix 1.13 PPWW V0.4 [***]